UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

AssetMark Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38980	30-0774039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1655 Grant Street, 10th Floor Concord, California	94520
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 521-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AMK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02Unregistered Sales of Equity Securities.

On March 1, 2021, AssetMark Financial Holdings, Inc., a Delaware corporation (“AssetMark”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which it has agreed to acquire Voyant, Inc., a Delaware corporation (“Voyant”) (the “Acquisition”) for a total purchase price of approximately $145 million, subject to adjustment, to be paid in a mix of cash and shares of AssetMark’s common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Merger Agreement, AssetMark has agreed to issue at the closing of the Acquisition 994,036 unregistered shares of Common Stock, of an approximate value of $25 million, to the founders of Voyant as a portion of the total purchase price for the Acquisition. The number of shares of Common Stock to be issued in connection with the Acquisition is calculated based on the daily volume-weighted average closing price of a share of Common Stock on the New York Stock Exchange over the twenty (20) consecutive trading day period ending on February 26, 2021. The Common Stock to be issued pursuant to the Merger Agreement is expected to be subject to an eighteen (18) month lock-up period following the closing of the Acquisition. The completion of the Acquisition is subject to customary terms and conditions, including regulatory approval.

AssetMark intends to issue the Common Stock in reliance upon the exemptions from registration under the Securities Act of 1933, as amended. The issuance and sale is not being conducted in connection with a public offering, and no public solicitation or advertisement will be made or relied upon in connection with the issuance of the shares.

Item 8.01Other Events.

Potential Acquisition

On March 1, 2021, AssetMark Financial Holdings, Inc. issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the expected issuance of Common Stock in connection with the Acquisition and the completion of the other transactions contemplated by the Merger Agreement. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, regulatory approval of the Acquisition or that other conditions to the closing of the Acquisition may not be satisfied, the potential impact on the business of Voyant due to the announcement of the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, AssetMark’s ability to successfully integrate Voyant into its business following the closing of the acquisition, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of AssetMark’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and AssetMark undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 9.01	Financial Statements and Exhibits.

Item 9.01(d) – Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release dated March 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AssetMark Financial Holdings, Inc.
Date: March 1, 2021	/s/ Gary Zyla
Gary Zyla Chief Financial Officer

3